UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 24, 2020

(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P.O. Box 619100 Dallas, TX 75261-9100
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMB	New York Stock Exchange
0.625% Notes due 2024	KMB24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Kimberly-Clark Corporation (the “Corporation”) is providing the disclosure below and supplementing the risk factors described in Item 1A of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”) with the following risk factor, which the Corporation included in a preliminary prospectus supplement filed on March 24, 2020 in connection with an offering of debt securities (the “Prospectus Supplement”). The information in this report on Form 8-K should be read in conjunction with the risk factors described in the Form 10-K and the information under the “Forward Looking Statements” in the Form 10-K.

The following supplemental disclosure was included in the Prospectus Supplement.

Kimberly-Clark has been actively monitoring the novel coronavirus (“COVID-19”) situation and its impact globally. Our priority has been the safety of our employees and the needs of our customers and consumers. The impact of COVID-19 and measures to prevent its spread are affecting our business in a number of ways. We have recently experienced a short-term increase in demand for some of our products as consumers increase their in-home inventory levels. We have also experienced incidents of supply chain disruption and increased currency and commodity volatility. We expect the ultimate significance of the impact on our financial and operational results will be dictated by the length of time that such circumstances continue, which will depend on the currently unknowable extent and duration of the COVID-19 pandemic and any governmental and public actions taken in response. COVID-19 also makes it more challenging for management to estimate future performance of our businesses, particularly over the near term.

The following risk factor was included in the Prospectus Supplement.

We face various risks related to health epidemics, pandemics and similar outbreaks, which may have material adverse effects on our business, financial position, results of operations and cash flows.

Our business and financial results may be negatively impacted by health epidemics, pandemics and similar outbreaks. The recent novel coronavirus (“COVID-19”) pandemic could have negative impacts on our business, including potential significant volatility in demand for our products, changes in consumer behavior and preference, disruptions in our manufacturing and supply chain operations, disruptions to our cost saving programs and restructuring initiatives, limitations on our employees’ ability to work and travel, significant changes in the economic or political conditions in markets in which we operate and related currency and commodity volatility. Despite our efforts to manage these impacts, their ultimate impact also depends on factors beyond our knowledge or control, including the duration and severity of any outbreak and actions taken to contain its spread and mitigate its public health effects.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	March 24, 2020	By:	/s/ Grant B. McGee
Grant B. McGee Vice President and Secretary